Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of AdvisorShares Trust and to the use of our report dated August 28, 2015 on the financial statements and financial highlights of Athena High Dividend ETF, EquityPro ETF, Gartman Gold/Euro ETF, Gartman Gold/Yen ETF, Global Echo ETF, Madrona Domestic ETF, Madrona Global Bond ETF, Madrona International ETF, Meidell Tactical Advantage ETF, Morgan Creek Global Tactical ETF, Newfleet Multi-Sector Income ETF, Pacific Asset Enhanced Floating Rate ETF, Peritus High Yield ETF, QAM Equity Hedge ETF, Ranger Equity Bear ETF, Sage Core Reserves ETF, STAR Global Buy-Write ETF, Sunrise Global Multi-Strategy ETF, Treesdale Rising Rates ETF, TrimTabs Float Shrink ETF, WCM/BNY Mellon Focused Growth ADR ETF and YieldPro ETF, each a series of AdvisorShares Trust. Such financial statements and financial highlights appear in the 2015 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

Philadelphia, Pennsylvania

October 28, 2015